Exhibit 99.1

Annual Shareholders Meeting

July 14, 2011

Mark Hilz, President & CEO

INX Inc.
OTC: INXI
www.INXI.com

INX

GAAP Reconciliation and Forward-Looking Statements

INX

Non-GAAP Reconciliation To GAAP

During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon.

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "outlook," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our most recently filed Form 10-K and Form 10-Q, which we urge you to read.

All financial results shown are for continuing operations unless otherwise noted

Company Overview

Business Overview

- INX has three primary practice areas, including data center / cloud computing, unified communications, and "enabling technologies."
- INX's services offerings consist of (a) professional services, which are consultation and implementation services, and (b) managed services, which consist of hosting and support services, which it performs across all three primary practice areas
- Together, INX's offerings provide a comprehensive suite of IT and communications solutions providing tangible business innovations for clients.


Practice Areas
Technology Sets
Service Offerings
Enabling Technologies
• Routing
• Switching
• Security
• Wireless
Data Center / Cloud Computing
• Compute
• DC Network
• Storage
• Virtualization
• VDI
Unified Communications & Collaboration
• IP Telephony
• Collaboration
• Contact Center
• Mobile Solutions
• VocalMash
• Video
Professional Services
(consultation and implementation)
Managed Services
(hosting and support)

Company Overview

Company History

July 2000 — INX begins operations as a subsidiary

Acquisitions occur almost immediately plus industry-leading organic growth

2004 — INX parent completes secondary offering to strengthen balance sheet

2005 — INX becomes primary public entity including name change of public entity



2006 — Began transition towards adding Data Center capabilities

2008 — INX completes AccessFlow acquisition adding substantial VMware expertise

2009 — INX becomes member of VMware PAC

2010 — Positioning INX for next growth stage

2003 — INX becomes early leader in IP Telephony



2005 — Expansion through multiple successful, accretive acquisitions



2008 — INX pushes transition towards consultative SI (Solutions Integrator)

2008 — INX completes secondary offering to strengthen balance sheet

2010 — INX completes 8th acquisition

2009 — INX wins multiple major awards from VMware and Cisco



Location and Employee Segment Overview

- INX employs approximately 470 people.
  - Sales, marketing and customer service – 150 employees.
  - Engineering and technical – 185 employees.
  - Administration, finance, and management information systems – 135 employees.

Locations



INX

Three Main Revenue Sources

Products	Professional Services	Managed Services
Selling network, unified communications and data center technology products	Assessment and design consulting and implementation services, billed hourly or by project	Monitoring and management of the customer's network and data center devices
17%-20% target gross margin	25%-35% target gross margin	40%-50% target gross margin
No working capital required because we do not stock inventory and we are paid by customers faster than vendor payment	Modest working capital required to pay engineer compensation sooner than receivables are collected	Modest working capital + substantial investment capital was required to build/outfit NOC in order to start up
~ 87% of total revenue	~ 10.3 % of total revenue	~ 2.6% of total revenue
Growth: ➢ 2009:……….-12.5% ➢ 2010:……….+48% ➢ Q12011:……+12%	Growth: ➢ 2009:……….-10% ➢ 2010:……….-10% ➢ Q12011:……+20%	Growth: ➢ 2009:……….+12% ➢ 2010:……….+8% ➢ Q12011:……+9%

Industry Recognition and Awards

- Recently named one of top 100 in Healthcare by CRN
- Recently named the Top Networking Company in the industry by CRN
- Recently named one of 30 Cloud VARs that get it by CRN


Cisco Partner
Summit 2010
Cisco Global
Service Partner
of the Year 2009
INX
Global
cisco

Cisco Customer Satisfaction Excellence Award 2008 - 2011

Cisco Global Award Winner 2008 - 2009

VMware Solution Provider of the Year Americas 2009

VMware Global VDI Partner of the Year 2010

CISCO PARTNER Master Unified Communications Specialized

CISCO PARTNER Master Security Specialized

NetApp Star Partner

vmware premier PARTNER

Focused In 3 Interrelated Areas Of Enterprise Technology Infrastructure

INX

INX is focused in three interrelated and synergistic areas of technology used by enterprise organizations

Multiple technology transitions are creating changes in the manufacturer/OEM space as well as the competitive landscape

INX is positioned to take advantage of these changes


Unified Communications
IP PBX phone systems
Voice applications
Video communications
Networking
Routing & Switching
Wireless network access
Network security
Virtualized Data Center
Virtualized servers
Networked storage

Customer Billings (products only, millions);

	Q1 2011		Q1 2010		% Incr.
Network........	$ 42.1	60.2%	$ 42.2	74.2%	0%
UC...............	8.5	12.2%	6.6	11.6%	29%
Data Center...	19.3	27.6%	8.1	14.2%	138%
Totals	$ 69.9	100.0%	$ 56.9	100.0%	23%

Q1 2011 Highlights

- Q1-2011 revenue increased 12.7% Y/Y and gross profit increased 20.5% Y/Y
- Gross margin improved for both product and services revenue.
- SG&A expenses increased 42.1% ($5.5 million)
- $2.7 million was expenses related to the restatement
- $2.8 million of other expenses, Major cost elements were
  - 21% ($832,000) increase in administrative and operations salaries and wages – 10% staffing increase of 18 Y/Y, + accounting staff retention bonuses related to the accounting department transition
  - 27% ($776,000) increased in sales commissions and draws related to increased gross profit and higher effective sales commission rates due to the mix of business
  - 82% ($404,000) increase in legal and professional fees (other than the restatement costs), with the most significant factor being outside contractors related to IT systems conversions and enhancements, which are operational investments for future growth and improvements in accounting controls and efficiency – expected to decrease over several quarters
  - 49% ($245,000) increase in marketing, customer-focused events and employee training
  - 27% ($190,000) increase in payroll taxes related to increased compensation

Q1-2011 Operating Results

	3 Months Ended March 31, 2011		3 Months Ended March 31, 2010		$ Change	% Change
Revenue:						
Products	$ 68,200	86.4%	$ 60,901	86.9%	$ 7,299	12.0%
Services	10,754	13.6%	9,147	13.1%	1,607	17.6%
Total revenue	78,954	100.0%	70,048	100.0%	8,906	12.7%
Gross profit:						
Products	12,820	18.8%	10,954	18.0%	1,866	17.0%
Services	2,286	21.3%	1,579	17.3%	707	44.8%
Total gross profit	15,106	19.1%	12,533	17.9%	2,573	20.5%
SG&A expenses (1)	18,714	23.7%	13,171	18.8%	5,543	42.1%
Operating income (loss)	(3,608)	-4.6%	(638)	-0.9%	(2,970)	465.5%
Interest (expense) and other income	7	0.0%	91	0.1%	(84)	-92.3%
Pre-tax net income from continuing ops	(3,601)	-4.6%	(547)	-0.8%	(3,054)	558.3%
Income tax (benefit) expense	(2,058)	-2.6%	-	0.0%	(2,058)	N/A
Net income (loss)	$ (1,543)	-2.0%	$ (547)	-0.8%	$ (996)	182.1%
Diluted EPS	$ (0.16)		$ (0.06)		$ (0.10)	
Shares used to compute diluted EPS	9,526,121		9,109,924		416,197	

(1) Q1-2011 includes $2,700 of fees and costs to outside parties related to the restatement, compared to $70 in the prior year period.

(dollars in thousands, except EPS; percentages are of total revenue except gross profit, which is gross margin %)

INX

Non-GAAP Results

	3 Months Ended March 31, 2011	3 Months Ended March 31, 2010
GAAP net income (loss)	$ (1,543)	$ (547)
Interest expense (income)	(7)	(91)
Income taxes (benefit)	(2,058)	-
Depreciation & amortization	739	713
EBITDA	(2,869)	75
Non-cash equity compensation	312	568
Contingent earnout adjustments	(11)	(254)
Adjusted EBITDA	$ (2,568)	$ 389
Restatement costs	$ 2,700	$ 70
Adjusted EBITDA excluding restatement costs	$ 132	$ 459

(in thousands)

	March 31, 2011	December 31, 2010
Current assets:		
Cash and cash equivalents	$ 8,061	$ 12,089
Accounts receivable, net	72,623	64,493
Inventory, net	6,640	3,239
Deferred costs	2,565	2,767
Deferred income taxes	5,309	4,146
Other current assets	1,557	960
Total current assets	96,755	87,694
Property and equipment, net	5,252	4,793
Goodwill	13,532	13,532
Intangible and other assets, net	987	1,090
Deferred income taxes	2,560	2,029
Total assets	119,086	109,138
Current liabilities:		
Current portion of capital lease obligations	153	178
Accounts payable floor plan	54,008	41,129
Accounts payable	7,161	9,423
Accrued payroll and related costs	8,216	7,145
Accrued expenses	4,319	4,189
Deferred revenue	4,217	4,055
Other current liabilities	551	1,461
Total current liabilities	78,625	67,580
Non-current liabilities:		
Non-current portion of capital lease obligations	18	55
Other liabilities	874	659
Total liabilities	79,517	68,294
Stockholders' equity:		
Common stock	95	95
Additional paid-in capital	58,045	57,777
Accumulated deficit	(18,571)	(17,028)
Total stockholders' equity	39,569	40,844
Total liabilities and stockholders' equity	$ 119,086	$109,138

(in thousands)

Q1 Business Achievements

- Experienced strong growth in our Data Center/ Cloud Computing practice
- INX Achieved SAS70, Type II Certification in our Managed Services operations.

  This is a controls-related international certification that is required for servicing customers with critical data such as the financial industry
- INX was named the Top Networking Company in the industry by CRN
- INX received numerous awards from Cisco for 2010 performance
  - "Data Center Partner of the Year", West Region
  - "Borderless Networks Partner of the Year", South Region
  - "National Commercial Partner of the Year", US
- INX was recognized by VMware as the Americas and Global "Desktop Competency Partner of the Year"

Outlook – Q2 2011

- For 2Q-2011, we currently expect a combination of factors to result in a continued improvement in business conditions and customer demand:
  - Total revenue in the range of $105-$110 million (y/y increase of 25% to 31%)
  - Services revenue in the range of $11-$12 million (y/y increase of 12% to 23%)
  - Product bookings increase of 52% y/y
  - Costs of approximately $2.3 million related to the restatement process
  - A non-cash charge of approximately $1.1 million related to impairment of goodwill and other intangible assets

- After filing of Q1-2011 10-Q INX will be no longer be out of compliance on filing deadlines
- Expect to make Q2-2011 Form 10-Q filing timely
- Application for relisting filed with the NASDAQ
- General and Administrative costs will remain elevated for the remainder of 2011
- Achieved 12.7% revenue growth for Q1-2011, with improving services mix and improving gross margin
- Cloud Computing growth is driving revenue growth for INX
- Unified Communications/Video growth is expected to pick up in 2012
- Quarterly revenue is expected to exceed $100 million for the first time in Q2-2011
- Strong balance sheet to support continued strong organic growth